Exhibit 31.4

CERTIFICATIONS UNDER SECTION 302

I, Johnny Ek, certify that:

1.I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of Akoya Biosciences, Inc.;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2025

/s/ Johnny Ek
Johnny Ek
Chief Financial Officer
(principal financial officer and principal accounting officer)